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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           Broadband HOLDRS/SM/ Trust
             (Exact name of registrant as specified in its charter)

                New York                               not applicable
(State of incorporation or organization)              (I.R.S. Employer
                                                     Identification No.)
  c/o The Bank of New York, as Trustee
        101 Barclay Street, 22-W

           New York, New York                               10286
(Address of principal executive offices)                  (Zip Code)

        Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                     Name of each exchange on which
         to be so registered:                    each class is to be registered:

           Broadband HOLDRS                          American Stock Exchange

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [x]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

     Securities Act registration file number to which this form relates:

     333-31226

     Securities to be registered pursuant to Section 12(g) of the Act:

     None
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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

     The description of the 1,000,000,000 Depositary Receipts to be issued by the Broadband HOLDRS Trust (the "Broadband HOLDRS") to be registered hereunder is set forth under the caption entitled "Description of Broadband HOLDRS" in the prospectus (the "Prospectus"), which description is hereby incorporated by reference. The Prospectus will be filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933 and such Prospectus will be incorporated by reference in this registration statement, Form 8-A, upon its filing.

Item 2.  Exhibits.

     1. Form of Depositary Trust Agreement is set forth in Exhibit 4.1 to the registrant's Registration Statement on Form S-1 (Registration No. 333-31226) (the "Registration Statement") and is incorporated herein by reference.

     2. Form of Broadband HOLDRS is set forth in Exhibit 4.1 to the Registration Statement and is incorporated herein by reference.
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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                         MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                       INCORPORATED,
                                           as Initial Depositor, on behalf of
                                                 Broadband HOLDRS Trust

Date:   April 5, 2000                   By:    /x/ Stephen G. Bodurtha
                                            ---------------------------------
                                            Name:  Stephen G. Bodurtha
                                            Title: Attorney-in-Fact